EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-21969) pertaining to the Directors’ Deferred Compensation Plan of Genuine Parts Company and Subsidiaries,

(2)Registration Statement (Form S-8 No. 333-133362) pertaining to the 2006 Long-Term Incentive Plan of Genuine Parts Company and Subsidiaries,

(3)Registration Statement (Form S-8 No. 333-204390) pertaining to the 2015 Incentive Plan of Genuine Parts Company and Subsidiaries,

(4)Registration Statement (Form S-3 No. 333-249625) of Genuine Parts Company, and

(5)Registration Statement (Form S-3 No, 333-275097) of Genuine Parts Company;

of our reports dated February 21, 2025, with respect to the consolidated financial statements of Genuine Parts Company and Subsidiaries and the effectiveness of internal control over financial reporting of Genuine Parts Company and Subsidiaries included in this Annual Report (Form 10-K) of Genuine Parts Company for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Atlanta, Georgia
February 21, 2025